UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OBLIGATIONS

Item 1.01 Entry into Material Definitive Agreement

On February 27, 2013 E-Waste Systems, Inc. (the “Company”) issued a press release announcing the Company’s entry on February 26, 2013 into an agreement with E-Waste Systems Ltd. (“EWSUK’) whereby the Company grants EWSUK a Master License for the Licensed territory of the United Kingdom of Great Britain (“UKGB”), which includes the countries of England, Wales, Scotland, and Northern Ireland, plus the Republic of Ireland, and the territorial waters surrounding these countries; and EWSUK agrees to make an investment into the Company. The full text of the press release is attached hereto as Exhibit 99.1.

The license portion of the agreement, which is for an initial term of two years, calls for, among other things, an initial fee of $75,000 U.S. Dollars payable to the Company for the Master License, which consists of $50,000 for the EWSI License and $25,000 for the exclusivity during the Term (“the License Fee”) to use and promote the Company’s brand, including its know-how and industry knowledge in the UKGB.   EWSUK further agrees to pay EWSI an annual royalty of two percent (2%) of sales consummated under the EWSI Brand (“Royalty”).   As a further obligation under the EWSI License, EWSUK commits to (i.) generating at least $2,000,000 in gross revenues over the License Period through its means or that of any subsidiaries or affiliates during the Term; and (ii.) to secure not less than one further license to operate under the EWSI Brand in the Republic of Ireland during the first term of this Agreement.

Copies of the Press Release and Master License Agreement  are attached hereto as Exhibits 99.1 and 99.2 respectively and are incorporated herein by reference.  The foregoing descriptions of the Master License Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Master License Agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)  EXHIBITS:

Exhibit No.	Description

99.1	Press Release Dated February 27, 2013 titled "E-Waste Systems Signs Master License for United Kingdom"

99.2	Master License Agreement Dated February 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    February 27, 2013